UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2015

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 21, 2015, Thor Industries, Inc. (the “Company”) issued a press release announcing that its Heartland Recreational Vehicles, LLC subsidiary has selected Nampa, Idaho, as the location for its new manufacturing facility to produce the company’s popular Heartland line of travel trailers for West Coast markets. The total estimated investment is approximately $11-12 million for the 248,000 square-foot facility, which is expected to begin production in the first quarter of calendar 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated September 21, 2015, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: September 21, 2015	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary